Exhibit 13.1

Section 906 Certification

The certification set forth below is being submitted in connection with the annual report on Form 20-F for the year ended December 31, 2010 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Juan Luis Cebrián Echarri, Chief Executive Officer, and Fernando Abril-Martorell, Deputy Chief Executive Officer and Chief Financial Officer of Promotora de Informaciones, S.A., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Promotora de Informaciones, S.A.

Date: June 30, 2011
/s/ Juan Luis Cebrián Echarri
Name:   Juan Luis Cebrián Echarri
Title:     Chief Executive Officer

/s/ Fernando Abril-Martorell
Name:  Fernando Abril-Martorell
Title:  Deputy Chief Executive Officer and Chief Financial Officer